UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       March 30, 2006
                                                 -------------------------------


                                   POINT.360
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             (Exact name of registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


         0-21917                                  95-4272619
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   (Commission File Number)           (IRS Employer Identification No.)


  2777 North Ontario Street, Burbank, California           91504
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   (Address of principal executive offices)              (Zip Code)


                                 (818) 565-1400
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              (Registrant's telephone number, including area code)


          ----------------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

        On March 28, 2006, Point.360 (the "Company") sold land a building to United Trust Fund Limited Partnership ("UTF LLC"), an unaffiliated entity, pursuant to an Agreement of Purchase and Sale dated December 30, 2005. The Company received approximately $14.5 million in cash from the sale. The 64,600 square foot building, located in Los Angeles, California, was simultaneously leased from UTF LLC. Proceeds from the sale were used to pay down the previously existing mortgage ($6.0 million), term loan debt ($4.0 million), expenses of the sale (approximately $0.5 million), and the Company's revolving line of credit ($4.0 million.)


Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

   1. On March 28, 2006, the Company entered into a Lease Agreement with UTF LLC, an unaffiliated entity, for the lease of the building described in
        Item 2.01 above. The 15-year lease provides for rental of $1,111,000 in each of the first five years of the lease and increasing at a rate equal to the positive consumer price index in years six through fifteen. The lease contains four five-year options to extend the initial 15-year term. The lease provides that the Company pay all costs of occupancy (i.e., triple net costs) including maintenance and repairs, insurance, property taxes, etc.

        The maximum undiscounted potential amount of future lease payments for the initial 15-year lease term, assuming that annual rent increases 2.75% in each of years six through 15, is $18,492,000.

   2. On March 29, 2006, the Company entered into a Revolving Credit Agreement with Bank of America, N.A., which provides up to $10 million of revolving credit based on eligible accounts receivable. The two-year agreement provides for interest of LIBOR plus 1.85% for the first six months of the agreement, and thereafter, either (i) prime minus 0% to 1.00% or (ii) LIBOR plus 1.50% to 2.5%, depending on the level of the Company's ratio of outstanding debt to fixed charges (as defined). The facility is secured by all of the Company's assets.

The revolving credit agreement requires the Company to comply with various financial and business covenants.


Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

  10.1 Agreement of Purchase and Sale between United Trust Fund Limited Partnership and the Company dated December 30, 2005.

  10.2  Lease Agreement between UTFLA LLC and the Company dated March 28, 2006.

  10.3 Revolving Credit Agreement between Bank of America, N.A. and the Company dated March 29, 2006.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           Point.360
                                              ----------------------------------
                                                         (Registrant)



        Date: March 30, 2006                  By: /s/ Alan R. Steel
                                              ----------------------------------
                                                  Alan R. Steel
                                                  Executive Vice President,
                                                  Finance and Administration,
                                                  Chief Financial Officer


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